UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 9, 2005

LENOX GROUP INC.

(formerly DEPARTMENT 56, INC.)

(Exact name of registrant as specified in its charter)

Delaware	1-11908	13-3684956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (952) 944-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

Department 56, Inc. issued a news release dated November 9, 2005, entitled, “Department 56 Reports Third Quarter 2005 Results,” a copy of which is furnished as Exhibit 99 to this Current Report on Form 8-K.

The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                                                                                  Effective November 14, 2005, Department 56, Inc. (the “Company”) merged a newly formed, wholly owned subsidiary with and into the Company, and changed its legal name to “Lenox Group Inc.” as a result of thereof.  Such merger had the effect of amending the Company’s Certificate of Incorporation to reflect the new legal name of the Company.  A copy of the Certificate of Ownership and Merger, as certified by the Delaware Secretary of State on November 14, 2005, is attached hereto as Exhibit 3.1.

The Company will begin trading on the NYSE under the ticker symbol LNX on November 28, 2005.  The new CUSIP number is 526262.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                                                                  Exhibits.

3.1           Certificate of Ownership and Merger, as filed on November 14, 2005, with the Delaware Secretary of State

99            Press Release, dated November 9, 2005, entitled “Department 56 Reports Third Quarter 2005 Results”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

/s/ Susan E. Engel
Susan E. Engel
Chairwoman & Chief Executive Officer

Dated: November 16, 2005

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Ownership and Merger, as filed on November 14, 2005, with the Delaware Secretary of State

99	Press Release dated November 9, 2005, entitled, “Department 56 Reports Third Quarter 2005 Results”